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                                                                    EXHIBIT 99.2



                                                         BROKER AND NOMINEE FORM
                                                         -----------------------

                                EQUITY ONE, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To:      American Stock Transfer & Trust Company
         40 Wall Street, 46th floor
         New York, NY 10005

         Telephone:        (877) 253-6850
         Fax Number:       (718) 234-1440

INSTRUCTIONS
------------

This form is to be used by a broker, bank or other nominee submitting an optional cash investment on behalf of a Participant whose shares are held in the name of a securities depository, as provided for in the Prospectus for the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan. A new form must be completed each month an optional cash investment is submitted. This form will not be accepted by the Administrator unless it is completed in its entirety and is accompanied by the full amount of the optional cash investment, if any.

The broker, bank or other nominee submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) a current copy of the Prospectus has been delivered to the Participant, and (iii) the optional cash investment amount specified below is not less than $100 nor greater than $5,000 (unless a completed Request for Waiver Form accompanies this Broker and Nominee Form). Shares issued upon request will be registered in the nominee name of the respective depository.

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NAME OF PARTICIPANT (MUST MATCH PRINTED NAME BELOW)                SOCIAL SECURITY NUMBER


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ADDRESS OF PARTICIPANT


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NAME OF SECURITIES DEPOSITORY                                      PARTICIPANT ACCOUNT NUMBER AT DEPOSITORY


                                                                   (     )
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BROKER/NOMINEE CONTACT                                             BROKER/NOMINEE TELEPHONE NUMBER


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SHARES HELD WITH DEPOSITORY AS OF RECORD DATE                      TODAY'S DATE


                                                                           CHECK               MONEY ORDER
---------------------------------------------                      --------            -------
OPTIONAL CASH INVESTMENT AMOUNT, IF ANY                            MANNER OF PAYMENT (MARK ONE)




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PARTICIPANT (SIGNATURE)                                            PARTICIPANT (PRINT NAME)
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